Exhibit 10.59
THIRD AMENDMENT
TO THE
OPERATING AGREEMENT
OF
HSRE-CAMPUS CREST I, LLC
     This THIRD AMENDMENT (this “Amendment”) to the Operating Agreement of HSRE-CAMPUS CREST I, LLC, a Delaware limited liability company (the “Company”) is entered into as of September 12, 2010 (the “Effective Date”) by and between HSRE-CAMPUS CREST IA, LLC, a Delaware limited liability company (“HSRE”), and CAMPUS CREST VENTURES III, LLC, a Delaware limited liability company (“Campus Crest”).
R E C I T A L S:
     A. The internal affairs of the Company are governed by the Operating Agreement of the Company, dated as of November 7, 2008, as amended by that certain First Amendment to the Operating Agreement of the Company, dated as of November 12, 2009, and that certain Second Amendment to the Operating Agreement of the Company, dated as of March 26, 2010 (as amended, the “Operating Agreement”), by and between HSRE and Campus Crest; and
     B. The Members desire to amend the Operating Agreement in order to reflect an agreement between HSRE and Campus Crest with respect to the grant by HSRE of an option to Campus Crest to purchase all of the membership interest, general partnership interest and limited partnership interest, as the case may be, in each of Campus Crest at Conway, LLC, Campus Crest at Statesboro, LLC and Campus Crest at Huntsville, LP not held by Campus Crest at the time of the Option Closing (as defined herein) on the terms and conditions contained herein.
     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Terms. Except as otherwise specifically set forth in this Amendment, all capitalized terms used herein shall have the meanings set forth in the Operating Agreement.
     2. Grant by HSRE of Option to Campus Crest. A new Section 13.20 is added to the Operating Agreement as follows:
     “Section 13.20. Grant by HSRE of Option to Campus Crest. (a) HSRE hereby grants an option (the “Option”) to Campus Crest to (1) cause HSRE to direct the Company (jointly with Campus Crest) to distribute all of the membership interest, general partnership interest and limited partnership interest of the Company in each of Campus Crest at Conway, LLC, Campus Crest at Statesboro, LLC and Campus Crest at Huntsville, LP (the “Option Project Interest”) to each of HSRE and Campus Crest in proportion to their respective Participating Percentage and (2) purchase all of the Option Project Interest not directly or indirectly held by Campus Crest at the time of the Option Closing (as defined herein). The Option shall be exercisable in full but not in part at the sole discretion of Campus Crest; provided, however, that the Option shall expire at 11:59 p.m., Charlotte, North Carolina time, on December 31, 2010. The closing of the Option (the “Option Closing”) shall be held on the fifth (5th) business day following the delivery to HSRE of written notice by Campus Crest of its intent to exercise the Option. At the Option Closing, Campus Crest shall pay the Option Purchase Price (as defined herein) to HSRE by wire transfer of immediately available funds. The parties shall conduct an escrow style closing through a party selected by Campus Crest and HSRE so that it will not be necessary for any party to physically attend the Option Closing.
(b) Notwithstanding anything to the contrary contained herein, HSRE and Campus Crest shall be under no obligation to complete the transactions contemplated in Section 13.20(a) hereof unless and until the following conditions have been satisfied prior to December 31, 2010 or such later date as mutually agreed upon by HSRE and Campus Crest (collectively, the “Option Conditions Precedent”): (i) the consummation of the proposed initial public offering of capital shares in Campus Crest Communities, Inc., (ii) HSRE and Campus Crest have received the written consent of the third party lenders to Campus Crest at Conway, LLC, Campus Crest at Statesboro, LLC and Campus Crest at Huntsville, LP (the “Option Lenders”), if required under the applicable loan documents, in a form reasonably acceptable to HSRE and HSRE consenting to the transactions contemplated herein (the “Option Lenders Consent”) provided, however, that the failure of the Option Lenders to modify the recourse provisions or release or alter the liability of the then existing guarantors under the loan documents shall not be the basis for Campus Crest to withhold its approval of the Option Lenders Consent, and (iii) the JV I Closing (as defined in the Purchase and Sale Agreement (as defined herein)) has occurred.
(c) In the event that Campus Crest exercises the Option, the purchase price for the Option Project Interest (the “Option Purchase Price”) shall be equal to the excess of (X) $22,000,000 minus (Y) $964,286, which is the sum of the pro-rata portion of the purchase price paid by HSRE to Campus Crest for the 9.9% interest (the “Original Interest”) in the Company sold by Campus Crest to HSRE pursuant to the HSRE-CC JV I Assignment Agreement (the “JV I Assignment Agreement”) entered into on March 26, 2010 plus the pro-rata portion of the premium owed by Campus Crest to HSRE for the repurchase by Campus Crest from HSRE of the Original Interest pursuant to the JV I Assignment Agreement minus (Z) the purchase price paid by Campus Crest to HSRE for the JV I HSRE Interest pursuant to and as defined in that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”) entered into on March 26, 2010 by and among HSRE, affiliates of Campus Crest and certain other parties thereto. At the Option Closing, each of Campus Crest at Conway, LLC, Campus Crest at Statesboro, LLC and Campus Crest at Huntsville, LP, as the case may be, will remain subject to all debt encumbering the respective property owned by such entity as of the date of the Option Closing.
(d) In the event that Campus Crest exercises the Option, the Closing deliveries, prorations and process for the Closing shall be in form and substance substantially similar to the deliveries, prorations and process agreed to be used by the parties with respect to the closing of the purchase and sale of the San Marcos Interest pursuant to Section 2 of the Purchase and Sale Agreement. Any cash flow of Campus Crest at Conway, LLC, Campus Crest at Statesboro, LLC and Campus Crest at Huntsville, LP for the period between the Option Closing and the date of closing of the repurchase by Campus Crest from HSRE of the Original Interest pursuant to the JV I Assignment Agreement and the transactions contemplated by the Purchase and Sale Agreement shall be prorated at the Option Closing in accordance with the respective membership interests held by Campus Crest and HSRE as of such date.”
     3. Early Swap Termination Payments. A new Section 13.21 is added to the Operating Agreement as follows:
     “Section 13.21. Early Swap Termination Payments. Campus Crest shall be solely responsible for any termination payment and the fees and expenses of the San Marcos Lender in conjunction with any early termination or partial termination of the swap agreement in connection with the JV I Loan due to the payment by Campus Crest at San Marcos, LP to the San Marcos Lender of any amounts required to reduce the principal balance of the JV I Loan in order to obtain the release of the San Marcos Property from the JV I Loan (any capitalized terms used in this Section 13.21 that are not otherwise defined in the Operating Agreement shall have the meaning ascribed to them in the Purchase and Sale Agreement).”
     4. Confirmation of Operating Agreement. Except as set forth herein, the terms and provisions of the Operating Agreement are hereby confirmed, ratified and approved in their entirety, and shall continue in full force and effect.
     5. Further Acts. The parties hereto agree to do such further acts and execute, deliver, file and record such further documents and instruments as any of them may deem to be reasonably necessary or advisable to effect and evidence the transactions contemplated by this Amendment.
     6. Effective Date. Each provision of this Amendment shall be effective as of the Effective Date.
     7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THIRD AMENDMENT
TO THE OPERATING AGREEMENT
OF HSRE-CAMPUS CREST I, LLC
COUNTERPART SIGNATURE PAGE
     IN WITNESS WHEREOF, each of the parties has executed this Amendment, as of the date first set forth above, and agrees to be bound by this Amendment.

MEMBERS:

CAMPUS CREST:

CAMPUS CREST VENTURES III, LLC, a
Delaware limited liability company

By:	Campus Crest Properties, LLC, a
North Carolina limited liability
company, its Manager

	By:	/s/ Michael S. Hartnett
	Name:	Michael S. Hartnett
	Its:	Manager

HSRE:

HSRE-CAMPUS CREST IA, LLC, a
Delaware limited liability company

By:	HSREP II Holding, LLC, a Delaware
limited liability company, its sole
member

	By:	HSRE REIT II, a Maryland real
estate investment trust, a member

		By:	/s/ Stephen Gordon
		Name:	Stephen Gordon
		Its:	Trustee